Exhibit 99.1

Macrovision Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

FOR IMMEDIATE RELEASE

RISKMETRICS RECOMMENDS THAT MACROVISION STOCKHOLDERS VOTE FOR THE

PROPOSED MERGER WITH GEMSTAR TV-GUIDE

SANTA CLARA, Calif.,—April 17, 2008— Macrovision Corporation (NASDAQ: MVSN), today announced that RiskMetrics Group, Inc. has recommended that Macrovision stockholders vote FOR the proposed merger with Gemstar TV-Guide International, Inc. at Macrovision’s April 29, 2008 special meeting of stockholders. Stockholders of record as of the close of business on March 14, 2008 will be entitled to vote at the meeting.

RiskMetrics is a leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

In recommending that Macrovision stockholders vote FOR the proposed merger with Gemstar TV-Guide, RiskMetrics stated that: “Based on our review of the terms of the transaction and the factors described above [in this report], in particular the strategic rationale, we believe that the merger agreement warrants shareholder support.”*

“We are pleased that RiskMetrics has recommended that Macrovision stockholders vote for the proposed merger of Macrovision with Gemstar TV-Guide,” said Fred Amoroso, President and Chief Executive Officer of Macrovision.

Macrovision reiterates that its Board of Directors unanimously recommends that stockholders sign, date and return Macrovision’s proxy card in order to vote in favor of the merger. Macrovision’s stockholders are reminded that their vote is important. Stockholders may be able to vote their shares by telephone or by the Internet, and are advised that if they have any questions or need any assistance in voting their shares, they should contact Macrovision’s proxy solicitor, Georgeson Inc. toll free at 1.800.645.3320.

ADDITIONAL INFORMATION

Macrovision Solutions Corporation has filed a Registration Statement on Form S-4 (Registration No. 333-148825) containing a definitive joint proxy statement-prospectus regarding the proposed transaction and other documents regarding the proposed transaction described in this document with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus has been sent to stockholders of each of Gemstar-TV Guide and Macrovision seeking their approval of matters in connection with the transaction. Investors and stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by Macrovision Solutions, Macrovision and Gemstar-TV Guide with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission incorporated by

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reference in the joint proxy statement/prospectus, such as annual, quarterly and special reports, and other information, directly from Macrovision by directing a request to Macrovision Investor Relations at 408-969-5475 and directly from Gemstar-TV Guide by directing a request to Gemstar-TV Guide Investor Relations at 323-817-4600.

Each company’s directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Macrovision’s directors and officers can be found in its Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on February 29, 2008 and information regarding Gemstar-TV Guide’s directors and officers can be found in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2008. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the Securities and Exchange Commission.

About Macrovision

Macrovision provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Macrovision holds approximately 285 issued or pending United States patents and more than 1,250 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at www.macrovision.com.

*	Permission to excerpt from RiskMetrics report was neither sought nor obtained.

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Investor Contact:

James Budge

Macrovision Corporation

Phone +1 (408) 562-8400

Fax +1 (408) 567-1800

Lauren Landfield

Macrovision Corporation

Phone +1 (408) 562-8400

Fax +1 (408) 567-1800

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